UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2007


                                  Bionovo, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                    000-50073               87-0576481
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(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)

    5858 Horton Street, Suite 375
        Emeryville, California                                 94608
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (510) 601-2000
                                                     ---------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                                  BIONOVO, INC.

                                January 19, 2007

Item 3.02. Unregistered Sales of Equity Securities.

      On January 19, 2007, we completed a private placement to accredited investors of approximately 10,521,000 shares of our common stock, at a purchase price of $1.50 per share, which is equal to a 4.5% discount from the average closing market price of our common stock over the twenty day period ending on the pricing date of January 12, 2007, for gross proceeds of $15,781,500. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 3,682,350 shares of our common stock, at an initial exercise price of $2.25. The warrants are callable by us when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice.

      The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us largely to fund the Phase I and II clinical trials for our products and for working capital and other general corporate purposes. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, cash compensation of an aggregate of $1,262,520 and five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of 1.50.

      We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date;
(ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144(k) under the Securities Act.

      The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

      Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1, 10.1 and 10.2, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

      On January 22, 2007, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

      (d)   Exhibits.

         Exhibit No.    Description


            4.1 Form of Warrant to Purchase Common Stock of Bionovo, Inc. for each investor.

            10.1 Form of Subscription Agreement with Bionovo, Inc. for each investor.

            10.2        Form of Registration Rights Agreement with Bionovo, Inc.
                        for each investor.

            99.1        Press Release issued by Bionovo, Inc. on January 22,
                        2007.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BIONOVO, INC.


Date:  January 22, 2007                 By: /s/ James P. Stapleton
                                           -------------------------------------
                                           James P. Stapleton
                                           Chief Financial Officer